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                                                                   EXHIBIT 23.1


                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


         We consent to the use in this Post-Effective Amendment No. 2 to the Registration Statement (No. 33-80973) on Form SB-2 of our report dated March 12, 1997, on our audits of the consolidated financial statements of TMCI Electronics, Inc. and its subsidiaries. We also consent to the reference to our firm under the caption "Experts."

         On July 1, 1996, the firm Mortenson and Associates, P.C. changed its name to Moore Stephens, P.C.




                                                  MOORE STEPHENS, P.C.
                                                  Certified Public Accountants



Cranford, New Jersey
April 9, 1997